UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TCW ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

515 South Flower Street Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of each of:

TCW Senior Loan ETF	New York Stock Exchange LLC	46-2832074

TCW Corporate Bond ETF	New York Stock Exchange LLC	82-5318301

TCW High Yield Bond ETF	New York Stock Exchange LLC	95-4400649

TCW Multisector Credit Income ETF	New York Stock Exchange LLC	99-3947010

TCW AAA CLO ETF	New York Stock Exchange LLC	99-3932533

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-249926

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of TCW Corporate Bond ETF, a series of TCW ETF Trust (the “Registrant”), is incorporated by reference to Post-Effective Amendment No. 26 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on October 30, 2024 (File Nos. 333-249926; 811-23617). A description of the shares of beneficial interest, no par value, of each of TCW Senior Loan ETF, TCW High Yield Bond ETF, TCW Multisector Credit Income ETF, and TCW AAA CLO ETF, each a series of the Registrant, is incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement, filed with the Securities and Exchange Commission on June 18, 2024 (File Nos. 333-249926; 811-23617). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Certificate of Trust dated October 26, 2020, as filed with the Office of the Secretary of State of the State of Delaware on October 26, 2020, for Deer Lane ETF Trust (the “Registrant” or “Trust”) is incorporated by reference to the Registrant’s Registration Statement on Form N-1A (Registration Nos. 333-249926 and 811-23617) (the “Registration Statement”) filed November 6, 2020.

2.	Certificate of Amendment dated December 21, 2020 to the Certificate of Trust of the Registrant, as filed with the Office of the Secretary of State of Delaware on December 21, 2020 is incorporated by reference to the Registrant’s Registration Statement filed April 23, 2021.

3.	Certificate of Amendment dated October 13, 2023 to the Certificate of Trust of the Registrant, as filed with the Office of the Secretary of State of Delaware on October 12, 2023, is incorporated by reference to the Registrant’s Registration Statement filed on December 29, 2023.

4.	Second Amended and Restated Agreement and Declaration of Trust of the Registrant dated October 13, 2023 is incorporated by reference to the Registrant’s Registration Statement filed on December 29, 2023.

5.	Second Amended and Restated By-Laws of the Registrant dated October 13, 2023 is incorporated by reference to the Registrant’s Registration Statement filed December 29, 2023.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of November 12, 2024.

TCW ETF Trust

By:	/s/ Megan McClellan
Name:	Megan McClellan
Title:	President, Principal Executive Officer and Trustee

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